SRK Consulting (U.S.), Inc. 999 17th Street, Suite 400 Denver, CO 80202 United States +1 303 985 1333 office +1 303 985 9947 fax denver@srk.com www.srk.com Exhibit 23.14
February 21, 2023 Southern Copper Corporation 1440 East Missouri Avenue Suite 160 Phoenix, Arizona 85014 USA Attention:Oscar Gonzalez Rocha President and Chief Executive Officer
Subject Consent Letter – San Martín Technical Report Summary

Dear Mr. Rocha,

In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any amendments thereto (collectively the, “Form 10-K”) to be filed by Southern Copper Corporation (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”), SRK Consulting (U.S.), Inc. (“SRK”), hereby consents to:

(1)the filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “SEC Technical Report Summary Initial Assessment on Mineral Resources San Martín Zacatecas, México” with an effective date of December 31, 2022, and a report date of February 21, 2023 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, as an exhibit to and referenced in the Form 10-K;
(2)the use of and references to SRK’s name as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 10-K and any such Technical Report Summary;
(3)the use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form 10-K, to the extent it was prepared by SRK, that SRK supervised its preparation of and/or that was reviewed and approved by SRK, that is included or incorporated by reference to the Form 10-K; and
(4)to the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-3 (Registration No. 333-203237) and Registration Statements on Form S-8 and any amendments thereto (Registration No. 333-150982).

SRK is responsible for authoring the Technical Report. SRK certifies that it has read the Form 10- K and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

Dated at Denver, Colorado this 21st of February 2023.

/S/ Ben Parsons___________________________

Ben Parsons, Practice Leader/Principal Consultant

SRK Consulting (U.S.), Inc.